American Integrity Insurance Group, Inc. Announces Full Placement of 2026-2027 CAT XOL Reinsurance Program TAMPA, Fla., June 1, 2026 (BUSINESS WIRE) – American Integrity Insurance Group, Inc. (NYSE: AII) (“American Integrity,” “we,” “us,” “our” or the “Company”), a Tampa-based property and casualty insurance holding company and one of Florida’s leading providers of residential property insurance, announced today that it has fully placed its 2026-2027 indemnity based, catastrophe excess of loss reinsurance program for its insurance subsidiary, American Integrity Insurance Company (“AIIC”) 2026. , President of American Integrity, commented, “I am pleased to announce the successful completion of our 2026-2027 catastrophe excess of loss reinsurance program. This year’s placement meaningful risk-adjusted rate reductions at the upper - , improved terms and conditions, and an improved net retention Due to the continued growth in premium and exposure that we have experienced over the past year, we have increased our total third-party excess of loss reinsurance limit for all occurrences by $ million to $2.99 billion .” Highlights of the 2026-2027 catastrophe reinsurance program include: • The reinsurance program provides third-party coverage of $2.2 billion for a single catastrophic event. • The total incurred net consolidated catastrophe reinsurance premiums ceded to third parties is expected to total $430 - $440 million for the 2026 treaty year. • -in- ear return period, consistent with last year’s program. • Market conditions were favorable for this year’s renewal, largely as a result of a healthy reinsurance market, the success of the Florida legislative reforms and the lack of severe storm activity . Market observers have publicly stated that U.S. property catastrophe cedents are experiencing up to 20% reductions in risk- adjusted pricing, and we believe our renewal is consistent with that market dynamic. The exception is that no risk-adjusted was realized on the $ million of limit purchased from the Florida Hurricane Catastrophe Fund (“FHCF”) - • The Company took advantage of the favorable pricing environment to reduce the Company’s net retention exposure d 9% growth in peak season in-force exposure versus the prior year treaty , and our million to $20 million for named storms retained by AIIC and the remainder retained by our segregated cell captive reinsurer). Our net retention for the third event decreases to and our net retention for the third and fourth event is retained by AIIC. In a four-event hurricane season, Additionally, our ex- • The $3 billion placement is a combination of protection provided by traditional reinsurers, Insurance Linked Securities (“ILS”) investors, the FHCF and our captive reinsurer. The entire program is indemnity based, with no parametric covers. All reinsurers participating in our 2026-2027 catastrophe reinsurance program were rated A- • billion last year. There is no material multi-year coverage in the traditional reinsurance placement. • which expire at the end of the 2026 treaty year (May 2027), and an additional $260 million of catastrophe bonds issued in 2026 at more favorable pricing, which •

About American Integrity Insurance Group, Inc. American Integrity Insurance Group, Inc. (NYSE: AII) is a leading provider of residential property insurance, focused on delivering innovative, reliable coverage to homeowners throughout the Southeast. Built on a foundation of integrity, resilience, and service, the Company’s mission is to be the most trusted and responsive insurance solution in the committed to protecting policyholders with strength and purpose—today and for generations to come. For more information, visit www.aii.com. Company Contact: Brian Foley, CFO American Integrity Insurance Group, Inc. 644- bfoley@aii.com Forward-Looking Statements Certain statements in this press release may be forward-looking statements. All statements other than statements of historical facts may be forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance, and are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and control. Therefore, you should not rely on any of these forward-looking statements. Please Securities and Exchange Commission for further information on risks we may face. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed may not occur and forward-looking statements.